UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2011

(Date of earliest event reported: March 1, 2011)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, MF Global Holdings Ltd. (the “Company”) entered into an amended and restated employment agreement (the “New Agreement”) with Jon S. Corzine, Chairman and Chief Executive Officer of the Company, for a fixed term beginning on April 1, 2011 and ending March 31, 2014. Except as discussed below, the terms of the New Agreement are substantially similar to, and will replace, Mr. Corzine’s existing employment agreement, which has been previously disclosed.

Under the terms of the New Agreement, Mr. Corzine will be eligible to receive a $1,500,000 retention bonus upon the earlier of March 31, 2014 or his termination of employment (other than a termination by the Company for “cause” or by Mr. Corzine without “good reason”). In addition, in the event Mr. Corzine resigns for certain reasons, he will be paid a pro-rated portion of his retention bonus.

Mr. Corzine will receive stock options to purchase an aggregate of 3,000,000 shares of our common stock as follows. Stock options to purchase 1,000,000 and 600,000 shares of our common stock will be granted on the first trading day following the Company’s earnings announcement for fiscal year 2011 (the “First Grant Date”) with a per-share exercise price equal to the closing price of our common stock on the First Grant Date (the “2011 Fair Market Value”) and the 2011 Fair Market Value plus $1.00, respectively, vesting in three equal installments commencing on the first and second anniversaries of the First Grant Date, respectively. Stock options to purchase 400,000 and 1,000,000 shares of our common stock will be granted on the first trading day following the Company’s earnings announcement for the fiscal quarter ending December 31, 2011(the “Second Grant Date”) with a per-share exercise price equal to the 2011 Fair Market Value plus $1.00 and the 2011 Fair Market Value plus $2.50, respectively, and vesting in three equal installments commencing on the second and third anniversaries of the First Grant Date, respectively; provided, however, that if the closing price per-share of our common stock on the Second Grant Date is higher than the specified exercise price, the stock option will have a per-share exercise price equal to the closing price of our common stock on the Second Grant Date and the board of directors may, at its discretion, increase the number of shares of common stock subject to the stock options. Vested stock options will remain exercisable for five years following Mr. Corzine’s termination (but not beyond the stated option term), except that if the closing price of our common stock on the date of termination is at least two times the closing price on the First Grant Date, vested stock options will remain exercisable through the stated option term.

The terms of Mr. Corzine’s employment are qualified in their entirety by reference to the New Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement between MF Global Holdings Ltd. and Jon S. Corzine, dated March 1, 2011.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: March 4, 2011	By:	/s/ Laurie R. Ferber
Laurie R. Ferber
General Counsel